UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2008

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On January 15, 2008, Tuesday Morning Corporation (the “Company”) announced that, effective January 16, 2008, Michael J. Marchetti will become the Company’s Acting Chief Financial Officer, Secretary and Treasurer.  Mr. Marchetti will also maintain his current duties as Executive Vice President and Chief Operating Officer.

                Mr. Marchetti, age 50, joined the Company in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002.  In April 2003, Mr. Marchetti was promoted to Chief Operating Officer.  From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs.  Mr. Marchetti also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999.  In March 1999, CWT Specialty Stores, Inc. was sold to new owners, at which time Mr. Marchetti departed CWT Specialty Stores, Inc.

                There are no reportable transactions under Item 404(a) of Regulation S-K.  There are no material plans, contracts or arrangements, nor any material amendments to any existing plans, contracts or arrangements, to which Mr. Marchetti is a party or in which Mr. Marchetti participates that have been entered into in connection with his appointment as the Company’s Acting Chief Financial Officer, Secretary and Treasurer.

                A copy of the Company’s press release dated January 15, 2008, announcing the appointment of Mr. Marchetti as the Company’s Acting Chief Financial Officer, Secretary and Treasurer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Exhibit Title
99.1	Press release issued on January 15, 2008, announcing the appointment of Michael J. Marchetti as the Company’s Acting Chief Financial Officer, Secretary and Treasurer

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: January 15, 2008	By:	/s/ Elizabeth Schroeder
Elizabeth Schroeder
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release issued on January 15, 2008, announcing the appointment of Michael J. Marchetti as the Company’s Acting Chief Financial Officer, Secretary and Treasurer